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POWER OF ATTORNEY

FORM 10-K


	KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors of Jefferson Bankshares, Inc., a Virginia corporation, hereby constitute and appoint O. Kenton McCartney, Allen T. Nelson, Jr. and William M. Watson, Jr., or any of them, with full power to each of them to act alone, our true and lawful attorneys-in-fact and agents, for us on our behalf and in our name, place and stead, to execute and file the Annual Report on Form 10-K for Jefferson Bankshares, Inc. for its fiscal year ended December 31, 1995, and any amendment which such attorney- or attorneys-in-fact may deem appropriate or necessary.

	This Power-of-Attorney may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


John T. Casteen, III          (Seal)           February 16, 1996

Lawrence S. Eagleburger       (Seal)           February 12, 1996

Hunter Faulconer              (Seal)           February 10, 1996

Fred L. Glaize, III           (Seal)           February 12, 1996

Henry H. Harrell              (Seal)           February  9, 1996

Alex J. Kay, Jr.              (Seal)           February 12, 1996

J. A. Kessler, Jr.            (Seal)           February 28, 1996

W. A. Rinehart, III           (Seal)           February 12, 1996

Gilbert M. Rosenthal          (Seal)           February 12, 1996

Alson H. Smith, Jr.           (Seal)           February 12, 1996

Lee C. Tait                   (Seal)           February 10, 1996

H. A. Williamson, Jr.         (Seal)           February 10, 1996